Exhibit 107
CALCULATION OF FILING FEE TABLE
Form S-8
(Form Type)

TRUSTCO BANK CORP N Y
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $1.00 per share	Other	500,000	$50.05	$25,025,000	0.0001381	$3,455.95
Total Offering Amounts						$25,025,000		$3,455.95
Total Fee Offsets								$0.00
Net Fee Due								$3,455.95
 Offering Note

(1)
TrustCo Bank Corp NY, a New York Corporation (the "Registrant") is filing this Registration Statement on Form S-8 (this "Registration Statement") to register the issuance of an additional 500,000 shares of common stock, par value $1.00 per share (the "Shares"), of the Registrant, which are issuable pursuant to the TrustCo Bank Corp NY Amended and Restated 2019 Equity Incentive Plan (as amended to date, the "Plan").

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional Shares of the Registrant that become issuable under the Plan by reason of any stock split, stock dividend or other similar transaction effected without receipt of consideration that increases the number of outstanding Shares of the Registrant.

The Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price presented herein are estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Shares as of a date (May 21, 2026) within five business days prior to the filing of this Registration Statement, as reported on the NASDAQ Global Select Market.

Table 2: Fee Offset Claims and Sources	☑Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fees Offset Claims
Fees Offset Sources